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                                                                    EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT

                         EQUINOX BUSINESS CREDIT CORP.,

                                    AS LENDER

                                       AND

                              FASTNET CORPORATION,
                                  NETAXS CORP.
                                 NETREACH, INC.
                             DASLIC HOLDINGS COMPANY
                                  SUPERNET INC.
                            FASTNET ACQUISITION, INC.
                            FASTNET ACQUISITION CORP.

                                  AS BORROWERS

                              DATED: APRIL 8, 2003



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                                TABLE OF CONTENTS
                                -----------------

                                                                         PAGE(S)
                                                                         -------

1.       (a)      General Definitions..........................................1
         (b)      Accounting Terms............................................12
         (c)      Other Terms.................................................12
         (d)      Rules of Construction.......................................12
2.       Revolving Credit Advances............................................12
3.       Repayment of the Revolving Credit Advances...........................14
4.       Procedure for Revolving Credit Advances..............................14
5.       Interest and Fees....................................................14
         (a)      Interest....................................................14
         (b)      Fees........................................................15
                  (i)      Minimum Loan Fee...................................15
                  (ii)     Closing Fee........................................15
                  (iii)    Unused Line Fee....................................15
                  (iv)     Facility Fee.......................................15
                  (v)      Collateral Evaluation Fee..........................16
                  (vi)     Collateral Monitoring Fee..........................16
                  (vii)    Default Loan Fee...................................16
                  (viii)   Overadvance Fee....................................16
                  (ix)     Financial Information Default......................16
                  (x)      Collateral Account Fee.............................16
6.       Security Interest....................................................17
7.       Representations, Warranties and Covenants Concerning the Collateral..18
8.       Collateral Accounts..................................................20
9.       Collection and Maintenance of Collateral.............................21
10.      Inspections..........................................................22
11.      Financial Reporting..................................................22
12.      Additional Representations, Warranties and Covenants.................23
13.      Intentionally Omitted................................................29
14.      Further Assurances...................................................29
15.      Power of Attorney....................................................29
16.      Term of Agreement....................................................30
17.      Termination of Lien..................................................30
18.      Events of Default....................................................31
19.      Remedies ............................................................33
20.      Waivers .............................................................34
21.      Expenses............................................................ 34
22.      Assignment By Lender.................................................35
23.      No Waiver; Cumulative Remedies.......................................35
24.      Application of Payments..............................................35
25.      Indemnity............................................................36
26.      Revival............................................................. 36
27.      Notices .............................................................36
28.      Governing Law, Jurisdiction and Waiver of Jury Trial.................37

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                                                                         PAGE(S)
                                                                         -------

29.      Limitation of Liability..............................................38
30.      Entire Understanding.................................................39
31.      Severability.........................................................39
32.      Captions ............................................................39
33.      Counterparts; Telecopier Signatures..................................39
34.      Construction.........................................................39
35.      Publicity............................................................39

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                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement is made as of April 8, 2003 by and between EQUINOX BUSINESS CREDIT CORP., a New Jersey corporation ("Lender"), and FASTNET CORPORATION, a Pennsylvania corporation ("Fastnet"), NETAXS CORP., a Pennsylvania corporation ("Netaxs"), NETREACH, INC., a Pennsylvania corporation ("Netreach"), DASLIC HOLDINGS COMPANY , a Delaware corporation ("Daslic"), SUPERNET INC., a New Jersey corporation ("Supernet"), FASTNET ACQUISITION CORP., a Pennsylvania corporation ("FAC") and FASTNET ACQUISITION, INC., a Delaware corporation ("FAI") (each a "Borrower" and jointly and severally "Borrowers").

                                   BACKGROUND
                                   ----------

         Borrowers have requested that Lender make loans and advances available to Borrowers; and

         Lender has agreed to make such loans and advances to Borrowers on the terms and conditions set forth in this Agreement.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

1. (a) GENERAL DEFINITIONS. When used in this Agreement, the following terms shall have the following meanings:

                  "ACCOUNT DEBTOR" means any Person who is or may be obligated with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a Payment Intangible).

                  "ACCOUNTANTS" has the meaning given to such term in Section 11(a).

                  "ACCOUNTS" means all "accounts", as such term is defined in the UCC, now owned or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC); (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights

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to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); (e) all Health Care Insurance Receivables; and (f) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

                  "ACCOUNTS AVAILABILITY" means the amount of Revolving Credit Advances against Eligible Accounts Lender may from time to time make available to Borrowers up to eighty percent (80%) of the net face amount of Borrowers' Eligible Accounts.

                  "AFFILIATE" of any Person means (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote five percent (5.00%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "ANCILLARY AGREEMENTS" means the Note, the Letter of Credit Supplement, each Guaranty Agreement, each Validity Agreement, each Guaranty Security Agreement, each Mortgage, each Intercreditor Agreement, each Subordination Agreement, and all other agreements, instruments, documents, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements and guarantees whether heretofore, concurrently, or hereafter executed by or on behalf of any Borrower or any other Person or delivered to Lender, relating to this Agreement or to the transactions contemplated by this Agreement.

                  "APPLICABLE PERCENTAGE" means (a) two percent (2%) from the Closing Date through and including the first anniversary of the Closing Date and
(b) one percent (1%) from the date immediately following the first anniversary of the Closing Date and thereafter.

                  "BOOKS AND RECORDS" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

                  "BORROWING AGENT" shall mean Fastnet Corporation.

                  "BORROWING BASE CERTIFICATE" means a certificate in the form of EXHIBIT A.

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                  "BUSINESS DAY" means a day on which Lender is open for
business and that is not a Saturday, a Sunday or other day on which banks are required or permitted to be closed in the State of New Jersey or the State of Pennsylvania.

                  "CHANGE OF CONTROL" means, with respect to any Person on or after the Closing Date, that any change in the composition of such Person's stockholders as of the Closing Date shall occur which would result in any stockholder or group acquiring 50% or more of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the board of directors of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

                  "CHATTEL PAPER" means all "chattel paper," as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Person.

                  "CLOSING DATE" means April 8, 2003 or such other date as may be agreed upon by the parties hereto.

                  "COLLATERAL" means all of Borrowers' property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which each now has or at any time in the future may acquire any right, title or interest including all of the following property in which each now has or at any time in the future may acquire any right, title or interest:

                           (i) all Inventory;

                           (ii) all Equipment;

                           (iii) all Fixtures;

                           (iv) all General Intangibles;

                           (v) all Accounts;

                           (vi) all Deposit Accounts, other bank accounts and
all funds on deposit therein;

                           (vii) all Investment Property;

                           (viii) all Stock;

                           (ix) all Chattel Paper;

                           (x) all Letter-of-Credit Rights;

                           (xi) all Instruments;

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                           (xii) all commercial tort claims set forth on EXHIBIT
1(A);

                           (xiii) all Books and Records;

                           (xiv) all Supporting Obligations including letters of
credit and guarantees issued in support of Accounts, Chattel Paper, General Intangibles and Investment Property;

                           (xv) (i) all money, cash and cash equivalents and
(ii) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Lender for the account of any Borrower (whether for safekeeping, custody, pledge, transmission or otherwise); and

                           (xvi) all products and Proceeds of all or any of the
foregoing, tort claims and all claims and other rights to payment including insurance claims against third parties for loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

                  "COLLATERAL ACCOUNT" means an account in Lender's name under the dominion and control of Lender maintained at a financial institution acceptable to Lender into which all cash, checks, notes, drafts and other similar items relating to or constituting Proceeds of or payments made in respect of any Collateral shall be deposited.

                  "CONTRACT RATE" means an interest rate per annum equal to the greater of (A) eight percent (8%) or (B) the sum of (i) the Prime Rate PLUS (ii) four and one-half percent (4.50%).

                  "DEFAULT" means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                  "DEFAULT RATE" means (a) as long as the average closing daily unpaid balance of all Loans during any calendar month is equal to or exceeds the Minimum Default Average Monthly Loan Amount, five percentage points (5.00%) per annum above the applicable Contract Rate and Letter of Credit Fee and (b) as long as the average closing daily unpaid balance of all Loans during any calendar month is less than the Minimum Default Average Monthly Loan Amount, seven percentage points (7.00%) per annum above the applicable Contract Rate and Letter of Credit Fee.

                  "DEPOSIT ACCOUNTS" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Person.

                  "DOCUMENTS" means all "documents", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

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                  "ELIGIBLE ACCOUNTS" means and includes each Account of any
Borrower which conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Account Debtor and there shall not have been asserted any offset, defense or counterclaim; (d) continues to be in full conformity with the representations and warranties made by any Borrower to Lender with respect thereto; (e) Lender is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended; (f) there are no facts existing or threatened which are likely to result in any adverse change in an Account Debtor's financial condition; (g) is documented by an invoice in a form approved by Lender and shall not be unpaid more than ninety days from invoice date; (h) less than thirty-three percent (33%) of the unpaid amount of invoices due from such Account Debtor remain unpaid more than ninety days from invoice date; (i) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of Lender or represents a check in payment of a Account; (j) if the Account Debtor is located outside of the United States, the goods which gave rise to such Account were shipped after receipt by any Borrower from or on behalf of the Account Debtor of an irrevocable letter of credit, assigned and delivered to Lender and confirmed by a financial institution acceptable to Lender and is in form and substance acceptable to Lender, payable in the full amount of the Account in United States dollars at a place of payment located within the United States; (k) Lender has a first priority perfected Lien in such Account and such Account is not subject to any other Lien other than Permitted Liens; (l) does not arise out of transactions with any employee, officer, agent, director, stockholder or Affiliate of any Borrower; (m) is payable to a Borrower; (n) does not arise out of a bill and hold sale prior to shipment and, if the Account arises out of a sale to any Person to which a Borrower is indebted, the amount of such indebtedness, and any anticipated indebtedness, is deducted in determining the face amount of such Account; (o) is net of any returns, discounts, claims, credits and allowances; (p) if the Account arises out of contracts between a Borrower and the United States, any state, or any department, agency or instrumentality of any of them, such Borrower has so notified Lender, in writing, prior to the creation of such Account, and, if Lender so requests, there has been compliance with any governmental notice or approval requirements, including compliance with the Federal Assignment of Claims Act; (q) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by a Borrower, or work, labor and/or services rendered by a Borrower; (r) the total unpaid Accounts from such Account Debtor does not exceed fifty percent (50%) of all Eligible Accounts (it being understood that only the excess of such Eligible Receivables over such fifty percent (50%) threshold shall be deemed ineligible pursuant to this clause); (s) does not arise out of progress billings prior to completion of the order; (t) a Borrower's right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever; (u) a Borrower is able to bring suit and enforce its remedies against the Account Debtor through judicial process;
(v) does not represent interest payments, late or finance charges or service charges owing to a Borrower; and (w) is otherwise satisfactory to Lender as determined in good faith by Lender in the reasonable exercise of its discretion.

                   "ENVIRONMENTAL COMPLAINT" shall have the meaning given to such term in Section 12(f)(iv).

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                  "EQUIPMENT" means all "equipment" as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person's operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

                  "ERISA" shall have the meaning given to such term in Section 12(g).

                  "EVENT OF DEFAULT" means the occurrence of any of the events set forth in Section 18.

                  "FIXTURES" means all "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by any Person.

                  "FORMULA AMOUNT" shall have the meaning given to such term in
Section 2(a).

                  "GAAP" means generally accepted accounting principles, practices and procedures in effect from time to time in the United States of America.

                  "GENERAL INTANGIBLES" means all "general intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any person including all right, title and interest that such Person may now or hereafter have in or under any contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

                  "GOODS" means all "goods", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

                  "GOODWILL" means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

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                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTOR" means any Person who may guarantee payment or performance of the whole or any part of the Obligations and "GUARANTORS" means collectively all such Persons.

                  "GUARANTOR SECURITY AGREEMENTS" means collectively, all security agreements, mortgages, cash collateral deposit letters, pledges, and other agreements which are executed by any Guarantor in favor of Lender.

                  "GUARANTY AGREEMENTS" means collectively, the Guaranty Agreements which are executed by each Guarantor in favor of Lender.

                  "HAZARDOUS DISCHARGE" shall have the meaning given to such term in Section 12(f)(iv).

                  "HEALTH CARE INSURANCE RECEIVABLES" means all
"health-care-insurance receivables" as such term is defined in the UCC, now owned or hereafter acquired by any Person including an interest in or claim under a policy of insurance which is a right to payment of a monetary obligation for health-care good or services provided.

                  "INDEMNIFIED PERSON" shall have the meaning given to such term in Section 25.

                  "INSTRUMENTS" means all "instruments", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "INTELLECTUAL PROPERTY" means any and all Licenses, patents, patent registrations, copyrights, copyright registrations, trademarks, trademark registrations, trade secrets and customer lists.

                  "INTERCREDITOR AGREEMENT" means collectively, any intercreditor and subordination agreement accepted by Lender from time to time.

                  "INVENTORY" means all "inventory", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

                  "INVESTMENT PROPERTY" means all "investment property", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

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                  "LETTERS OF CREDIT" means any and all documentary or standby letters of credit and guarantees by Lender of letters of credit opened or caused to be opened by Lender for Borrower's account and any drafts and acceptances thereunder.

                  "LETTER OF CREDIT FEE" has the meaning given to such term in the Letter of Credit Supplement.

                  "LETTER OF CREDIT OBLIGATIONS" means all outstanding obligations incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due in connection with the issuance or guarantee by Lender of Letters of Credit or Letters of Guaranty.

                  "LETTER OF CREDIT SUPPLEMENT" means the Supplement Letter of Credit Security Agreement between Borrowers and Lender.

                  "LETTERS OF GUARANTY" means all letters of guarantee entered into by Lender for any Borrower's account.

                  "LETTER-OF-CREDIT RIGHTS" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

                  "LICENSE" means any rights under any written agreement now or hereafter acquired by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person.

                  "LIEN" means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

                  "LOANS" means the Revolving Credit Advances and all extensions of credit hereunder or under any Ancillary Agreement, including Letter of Credit Obligations.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the condition, operations, assets, business or prospects of Borrowers taken as a whole, (b) Borrowers' ability to pay or perform the Obligations in accordance with the terms hereof or any Ancillary Agreement, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or
(d) the practical realization of the benefits of Lender's rights and remedies under this Agreement and the Ancillary Agreements.

                  "MAXIMUM LEGAL RATE" shall have the meaning given to such term in Section 5(a)(iv).

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                  "MAXIMUM REVOLVING AMOUNT" means $1,000,000.

                  "MINIMUM AVERAGE MONTHLY LOAN AMOUNT" means $750,000.

                  "MINIMUM DEFAULT AVERAGE MONTHLY LOAN AMOUNT" means $375,000.

                  "MORTGAGE" means collectively, any mortgage or deed of trust which may be executed in favor of Lender from time to time to secure the Obligations.

                  "NOTE" means the promissory note of Borrowers executed in favor of Lender substantially in the form of EXHIBIT B.

                  "OBLIGATIONS" means all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by any Borrower to Lender of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including any debt, liability or obligation owing from any Borrower to others which Lender may have obtained by assignment or otherwise and further including all interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), charges or any other payments any Borrower is required to make by law or otherwise arising under or as a result of this Agreement and the Ancillary Agreements, together with all reasonable expenses and reasonable attorneys' fees chargeable to any Borrower's account or incurred by Lender in connection with any Borrower's account whether provided for herein or in any Ancillary Agreement.

                  "PAYMENT INTANGIBLES" means all "payment intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including, a General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

                  "PERMITTED LIENS" means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Borrowers in conformity with GAAP; (c) Liens in favor of Lender; (d) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrowers in conformity with GAAP; PROVIDED, THAT, the Lien shall have no effect on the priority of Liens in favor of Lender or the value of the assets in which Lender has a Lien; (e) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted in this Agreement;
(f) Liens of lessors on specific Equipment leased to a Borrower by such lessor; and (g) Liens specified on EXHIBIT 1(B) hereto.

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                  "PERSON" means any individual, sole proprietorship,
partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

                  "PRIME RATE" means the "prime rate" which is normally published in the "Money Rates" of The Wall Street Journal (Eastern Edition, New York Metro); provided, however, if the Money Rates Column of The Wall Street Journal (Eastern Edition, New York Metro) ceases to be published or otherwise does not designate a "prime rate" as of a Business Day, Lender shall have the right to obtain such information from a similar business publication of its selection. The Prime Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in such rate.

                  "PROCEEDS" means "proceeds", as such term is defined in the UCC and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Borrower or any other Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to a Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, governmental authority, bureau or agency (or any person acting under color of governmental authority);
(c) any claim of a Borrower against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark License; (d) any recoveries by a Borrower against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

                  "PROJECTIONS" means the projected balance sheets, statements of income and cash flow for Borrowers and their Subsidiaries by month for the next fiscal year prepared in a manner consistent with GAAP and accompanied by senior management's discussion and analysis of such plan.

                  "PURCHASE MONEY INDEBTEDNESS" means (a) any indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (b) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

                  "PURCHASE MONEY LIEN" means any Lien upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

                  "REVOLVING CREDIT ADVANCES" shall have the meaning given to such term in Section 2(a).

                  "SOFTWARE" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                  "STOCK" means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

                  "SUBORDINATED DEBT" means the (i)indebtedness owed by Fastnet to Daslic pursuant to the Revolving Promissory Note in the original principal amount of $40,000,000 dated as of February 1, 2000 and (ii) any other note, document, instrument or agreement now or any time hereafter executed and/or delivered by any Borrower with or in favor of any Subordinated Lender which evidences the principal, interest and other amounts owed by such Borrower to such Subordinated Lender.

                  "SUBORDINATED LENDER" means collectively any Person who enters into a Subordination Agreement with Lender with respect to amounts owed by any Borrower to such Subordinated Lender.

                  "SUBORDINATION AGREEMENT" means collectively, all subordination agreements accepted by Lender from time to time with respect to indebtedness of Borrowers.

                  "SUBSIDIARY" of any Person means a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                  "SUPPORTING OBLIGATIONS" means all "supporting obligations" as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

                  "TERM" means the Closing Date through the Termination Date subject to acceleration upon the occurrence of an Event of Default hereunder or other termination hereunder.

                  "TERMINATION DATE" means April 8, 2005.

                  "UCC" means the Uniform Commercial Code as the same may, from time be in effect in the State of New Jersey; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New Jersey, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that UCC is used to define any term herein or in any Ancillary Agreement and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

                  "VALIDITY AGREEMENTS" means the Validity Guaranty Agreements executed by each Validity Guarantor in favor of Lender.

                  "VALIDITY GUARANTOR" means Ward Schultz and any other Person who may hereafter execute a Validity Agreement and "VALIDITY GUARANTORS" means collectively all such Persons.

                  (b) ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

                  (c) OTHER TERMS. All other terms used in this Agreement and defined in the UCC, shall have the meaning given therein unless otherwise defined herein.

                  (d) RULES OF CONSTRUCTION. All Schedules, Addenda and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words "herein", hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term "or" is not exclusive. The term "including" (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement or the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

         2.       REVOLVING CREDIT ADVANCES.

                  (a) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Lender may, in its sole discretion, make revolving credit advances (the "REVOLVING CREDIT ADVANCES") to Borrowers from time to time during the Term which, in the aggregate at any time outstanding together with all outstanding Letter of Credit Obligations, will not exceed the lesser of (x) the Maximum Revolving Amount or (y) an amount equal to the sum of:

                           (i) Accounts Availability, minus

                           (ii) such reserves as Lender may reasonably deem
proper and necessary from time to time, including the outstanding amount of Letter of Credit Obligations.

                           (iii)The amount derived at any time from this Section
2(a) shall be referred to as the "FORMULA AMOUNT".

                           (iv) Notwithstanding the limitations set forth above,
Lender retains the right to lend to Borrowers from time to time such amounts in excess of such limitations as Lender may determine in its sole discretion.

                  (b) Each Borrower acknowledges that the exercise of Lender's discretionary rights hereunder may result during the term of this Agreement in one or more increases or decreases in the advance percentages used in determining Accounts Availability and each Borrower hereby consents to any such increases or decreases which may limit or restrict advances requested by Borrowers.

                  (c) If any Borrower does not pay any interest, fees, costs or charges to Lender when due, Borrowers shall thereby be deemed to have requested, and Lender is hereby authorized at its discretion to make and charge to Borrowers' account, a Revolving Credit Advance to Borrowers as of such date in an amount equal to such unpaid interest, fees, costs or charges.

                  (d) If any Borrower at any time fails to perform or observe any of the covenants contained in this Agreement or any Ancillary Agreement, Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Borrower (or, at Lender's option, in Lender's name) and may, but need not, take any and all other actions which Lender may deem necessary to cure or correct such failure.

                  (e) Lender will account to Borrowers monthly with a statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive unless Lender is notified by Borrowing Agent in writing to the contrary within forty-five (45) days of the date each account was rendered specifying the item or items to which objection is made.

                  (f) During the Term, Borrowers may borrow, prepay and reborrow Revolving Credit Advances, all in accordance with the terms and conditions hereof.

                  (g) Notwithstanding anything to the contrary contained in this Agreement Lender shall not incur Letter of Credit Obligations unless Lender and Borrowers shall have entered into a Letter of Credit Supplement.

         3. REPAYMENT OF THE REVOLVING CREDIT ADVANCES. Borrowers shall be required to (a) make a mandatory prepayment hereunder at any time that the aggregate outstanding principal balance of the Revolving Credit Advances made by Lender to Borrowers hereunder is in excess of the Formula Amount, in an amount equal to such excess, and (b) repay on the expiration of the Term (i) the then aggregate outstanding principal balance of Revolving Credit Advances made by Lender to Borrowers hereunder together with accrued and unpaid interest, fees and charges and (ii) all other amounts owed Lender under this Agreement and the Ancillary Agreements. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 11:00 a.m. (New York time) on the due date thereof in immediately available funds.

         4. PROCEDURE FOR REVOLVING CREDIT ADVANCES. Borrowing Agent, on behalf of any Borrower, may by written or telephonic notice request a borrowing of Revolving Credit Advances prior to 10:00 a.m. (New York time) on the Business Day of its request to incur, on that day, a Revolving Credit Advance. All Revolving Credit Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrowers to Lender, shall be charged to Borrowers' account on Lender's books. The proceeds of each Revolving Credit Advance made by Lender shall be made available to Borrowers on the Business Day so requested by way of credit to the applicable Borrower's operating account maintained with such bank as Borrowing Agent designated to Lender. Any and all Obligations due and owing hereunder may be charged to Borrowers' account and shall constitute Revolving Credit Advances.

         5. INTEREST AND FEES.

                  (a) INTEREST.

                           (i) Except as modified by Section 5(a)(iii) below,
Borrowers shall pay interest on the unpaid principal balance of the Loans (other than Letter of Credit Obligations) for each day they are outstanding at the Contract Rate.

                           (ii) Interest and fees shall be computed on the basis
of actual days elapsed in a year of 360 days. Interest shall be payable in arrears on the last day of each month and upon termination of this Agreement, or, at Lender's option, Lender may charge Borrowers' account for said interest.

                           (iii) Effective upon the occurrence of any Event of
Default and for so long as any Event of Default shall be continuing, the Contract Rate and the Letter of Credit Fee shall automatically be increased by the applicable Default Rate, and all outstanding Obligations, including unpaid interest and Letter of Credit Fees, shall continue to accrue interest from the date of such Event of Default at the applicable Default Rate.

                           (iv) Notwithstanding the foregoing, in no event shall
the aggregate interest exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the "MAXIMUM LEGAL RATE") and if any provision of this Agreement or Ancillary Agreement is in contravention of any such law or regulation, interest payable under this Agreement and each Ancillary Agreement shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate) and once the amount of interest payable hereunder or under the Ancillary Agreements is less than the Maximum Legal Rate, Lender shall not reduce interest payable hereunder or any Ancillary Agreement below the amount computed based upon the Maximum Legal Rate until the aggregate amount of interest paid equals the amount of interest which would have been payable if the Maximum Legal Rate had not been imposed.

                           (v) Borrowers shall pay principal, interest and all
other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including any deduction for any set-off or counterclaim.

                  (b) FEES.

                           (i) MINIMUM LOAN FEE. In the event the average
closing daily unpaid balances of all Loans hereunder during any calendar month is less than the Minimum Average Monthly Loan Amount, Borrowers shall pay to Lender a minimum loan fee at a rate per annum equal to the Contract Rate on the amount by which the Minimum Average Monthly Loan Amount exceeds such average closing daily unpaid balances. Such fee shall be charged to Borrowers' account on the first day of each month with respect to the prior month.

                           (ii) CLOSING FEE. Upon execution of this Agreement by
Borrowers and Lender, Borrowers shall pay to Lender a closing fee in an amount equal to one percent (1%) of the Maximum Revolving Amount. The closing fee shall be deemed earned as of the Closing Date and shall not be subject to rebate or proration for any reason.

                           (iii) UNUSED LINE FEE. (A) In the event the average
closing daily unpaid balances of all Revolving Credit Advances hereunder during any calendar month is less than the Maximum Revolving Amount but greater than the Minimum Average Monthly Loan Amount, Borrowers shall pay to Lender a fee at a rate per annum equal to one-half of one percent (.50%) on the amount by which the Maximum Revolving Amount exceeds such average daily unpaid balance. (B) In the event the average closing daily unpaid balances of all Revolving Credit Advances hereunder during any calendar month is less than the Minimum Average Monthly Loan Amount, Borrowers shall pay to Lender a fee at a rate per annum equal to one-half of one percent (.50%) on the amount by which the Maximum Revolving Amount exceeds the Minimum Average Monthly Loan Amount. (C) Such fee shall be calculated on the basis of a year of 360 days and actual days elapsed, and shall be charged to Borrowers' account on the first day of each month with respect to the prior month. Notwithstanding the foregoing, any unpaid fee is immediately due and payable upon termination of this Agreement for any reason.

                           (iv) FACILITY FEE. Borrowers hereby agree to pay
Lender a facility fee in an amount equal to one-half of one percent (.50%) of the Maximum Revolving Amount for each anniversary of the Closing Date which occurs prior to the Termination Date. The facility fee for the period ending on the Termination Date shall be deemed fully earned on the Closing Date and shall be payable by a charge to Borrowers' account upon the earlier of each anniversary of the Closing Date or the termination of this Agreement for any reason.

                           (v) COLLATERAL EVALUATION FEE. (A) On the Closing
Date, Borrowers shall pay to Lender a collateral evaluation fee of $1,875.00.

                  (B) Borrowers shall pay Lender, in arrears, on the first Business Day of each month which occurs prior to the Termination Date and on the Termination Date, a collateral evaluation fee equal to one-quarter of one percent (.25%) of the greater of (a) the Minimum Average Monthly Loan Amount and
(b) the average outstanding amount of Revolving Credit Advances during such immediately preceding month.

                           (vi) COLLATERAL MONITORING FEE. Upon Lender's
performance of any collateral monitoring and/or verification including any field examination, collateral analysis or other business analysis, the need for which is to be determined by Lender and which monitoring is undertaken by Lender or for Lender's benefit, an amount equal to the established rate by Lender from time to time (which rate on the Closing Date is $850.00 per person per day), per person, for each person employed to perform such monitoring together with all costs, disbursements and reasonable expenses incurred by Lender and the person performing such collateral monitoring and/or verification shall be charged to Borrowers' account.

                           (vii) DEFAULT LOAN FEE. In the event that following
the occurrence of an Event of Default the average closing daily unpaid balance of all Loans during any calendar month is less than the Minimum Default Average Monthly Loan Amount, Borrowers shall pay to Lender a fee equal to $1,000.00 for each month or portion thereof that the average closing daily unpaid balance of all Loans during any calendar month is less than the Minimum Default Average Monthly Loan Amount. Such fee shall be charged to Borrowers' account on the first day of each month with respect to the prior month.

                           (viii) OVERADVANCE FEE. Without affecting Borrowers'
obligation to immediately repay any Loans which exceed the amounts permitted by
Section 2 ("OVERADVANCES"), in the event an Overadvance occurs, Borrowers shall pay interest on the unpaid balance of the Loans at the Default Rate for as long as such Overadvance remains outstanding and shall pay Lender a fee in the amount of $1,000.00 for each month or part thereof that an Overadvance exists. In the event that Lender consents to the making of an Overadvance, Borrowers shall pay Lender all such amounts due in accordance with the preceding sentence unless otherwise agreed to in writing between Lender and Borrowers. Such fee shall be charged to Borrowers' account upon the occurrence of each Overadvance and on the first day of each month thereafter.

                           (ix) FINANCIAL INFORMATION DEFAULT. Without affecting
Lender's other rights and remedies, in the event any Borrower fails to deliver the financial information required by Section 11 on the date required by this Agreement, Borrowers shall pay Lender a fee in the amount of $100.00 per day for each such failure until such failure is cured to Lender's satisfaction or waived in writing by Lender. Such fee shall be charged to Borrowers' account upon the occurrence of each such failure.

                           (x) COLLATERAL ACCOUNT FEE. Borrowers agree to pay to
Lender a fee in connection with the transfer of funds to the Collateral Account in the amount of $250.00 per month. Such fee shall be charged to Borrowers' account on the Closing Date and on the first day of each month thereafter.

         6.       SECURITY INTEREST.

                  (a) To secure the prompt payment to Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Lender a continuing security interest in and Lien upon all of the Collateral. All of Borrowers' Books and Records relating to the Collateral shall, until delivered to or removed by Lender, be kept by Borrowers in trust for Lender until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by Borrowers in connection with the delivery of a Borrowing Base Certificate to Lender shall be deemed to include the foregoing grant, whether or not the same appears therein.

                  (b) As additional security for the payment and performance of the Obligations, each Borrower hereby assigns to Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrowers with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and each Borrower hereby directs the issuer of any such policy to pay all such monies directly to Lender. At any time, whether or not a Default or Event of Default then exists, Lender may (but need not), in Lender's name or in any Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and following the occurrence and during the continuance of an Event of Default adjust, litigate, compromise or release any claim against the issuer of any such policy.

                  (c) Each Borrower hereby (i) authorizes Lender to file any financing statements, continuation statements or amendments, thereto that (x) indicate the Collateral (1) as all assets of Borrowers (or any portion of Borrowers' assets) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Part 5 of
Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Lender to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Each Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement that directly or indirectly impairs the priority of the Lien in favor of Lender on the Collateral without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to Borrowers' rights under
Section 9-509(d)(2) of the UCC.

                  (d) Each Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Borrowers) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrowers, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense of such Intellectual Property is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the termination of this Agreement and the payment in full of all Obligations.

         7. REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING THE COLLATERAL. Each Borrower represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Credit Advance and made as of the time of each and every Revolving Credit Advance hereunder) and covenants as follows:

                  (a) All of the Collateral (i) is owned by Borrowers free and clear of all Liens (including any claims of infringement) except those in Lender's favor and Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

                  (b) Borrowers shall not encumber, mortgage, pledge, assign or grant any Lien in any Collateral or any of Borrowers' other assets to anyone other than Lender and except for Permitted Liens.

                  (c) The Liens granted pursuant to this Agreement, upon completion of the filings and other actions listed on EXHIBIT 7(C) (which, in the case of all filings and other documents referred to in said Exhibit, have been delivered to Lender in duly executed form) constitute valid perfected security interests in all of the Collateral in favor of Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and any purchasers from Borrowers (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens that have priority by operation of law.

                  (d) No effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens.

                  (e) Borrowers shall not dispose of any of the Collateral whether by sale, lease or otherwise except for (i) the sale of Inventory in the ordinary course of business, (ii) the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than $50,000, and (iii) the sale or disposition of Inventory or Equipment not otherwise covered by clauses
(i) or (ii) above during any fiscal year having an aggregate fair market value of not more than $50,000 and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender's first priority security interest or (y) the proceeds of which are remitted to Lender in reduction of the Obligations.

                  (f) Each Borrower shall defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant Lender "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by Borrowers, with any agreements establishing control to be in form and substance satisfactory to Lender, (ii) the prompt delivery to Lender of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by Borrowers (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Lender's interest in Collateral at Lender's request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve Borrowers' and Lender's respective and several interests in the Collateral.

                  (g) Each Borrower shall promptly, and in any event within thirty (30) days after such Borrower obtains knowledge that same has arisen, notify Lender of any commercial tort claim (as defined in the UCC) that arises and unless otherwise consented by Lender, Borrowers shall enter into a supplement to this Loan Agreement granting to Lender a Lien in such commercial tort claim.

                  (h) Borrowers shall place notations upon Borrowers' Books and Records and any financial statement of Borrowers to disclose Lender's Lien in the Collateral.

                  (i) If any Borrower retains possession of any Chattel Paper or Instrument with Lender's consent, such Chattel Paper and Instruments (other than Instruments executed by employees of Borrowers in favor of Borrowers) shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Equinox Business Credit Corp."

                  (j) Each Borrower shall perform all other steps requested by Lender to create and maintain in Lender's favor a valid perfected first Lien in all Collateral subject only to Permitted Liens.

                  (k) As of the date of each Borrowing Base Certificate delivered to Lender, each Account listed thereon as an Eligible Account shall be an Eligible Account. Borrowers shall notify Lender promptly and in any event within two (2) Business Days after obtaining knowledge thereof (i) of any event or circumstance that to any Borrower's knowledge would cause Lender to consider any then existing Account as no longer constituting an Eligible Account; (ii) of any material delay in any Borrower's performance of any of its obligations to any Account Debtor; (iii) of any assertion by an Account Debtor of any material claims, offsets or counterclaims in excess of $1,000; (iv) of any allowances, credits and/or monies granted by a Borrower to any Account Debtor in excess of $1,000; (v) of the aggregate outstanding amount of items set forth in paragraph,
(iii) and (iv) above being in excess of $10,000; (vi) of all material adverse information relating to the financial condition of an Account Debtor; (vii) of any material return of goods; and (viii) of any loss, damage or destruction of any of the Collateral having an aggregate value in excess of $2,500.

                  (l) All Accounts (i) represent complete bona fide transactions which require no further act under any circumstances on any Borrower's part to make such Accounts payable by the Account Debtors, (ii) to the best of each Borrower's knowledge, are not subject to any present, future or contingent offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of any Borrower. No Borrower has made, and will not make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by any Borrower in the ordinary course of its business consistent with historical practice and as previously disclosed to Lender in writing. EXHIBIT 7(l) sets forth each contract of Borrowers with any Account Debtor that gives such Account Debtor the right (under such contract, under common law or otherwise) to offset any Accounts for Borrower's failure to perform under such contract and Borrower has obtained an offset waiver for each such contract in form and substance satisfactory to Lender.

                  (m) Each Borrower shall keep and maintain the Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved.

                  (n) All Inventory manufactured by Borrowers in the United States of America shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto or promulgated thereunder.

                  (o) Each Borrower shall maintain and keep all of such Borrower's Books and Records concerning the Collateral at such Borrower's executive offices listed in EXHIBIT 12(d).

                  (p) Borrowers shall maintain and keep the Collateral at the addresses listed in EXHIBIT 12(D), provided, that Borrowers may change such locations or open a new location provided, that Borrowing Agent provides Lender fifteen (15) days prior written notice of such change or new location and (ii) prior to such change or opening of a new location such Borrower executes and delivers to Lender such financing statements and other agreements as Lender may request, including landlord agreements, mortgagee agreements and warehouse agreements, each in form and substance satisfactory to Lender.

                  (q) EXHIBIT 7(Q) lists all banks and other financial institutions at which Borrowers maintain deposits and/or other accounts, and such Exhibit correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. No Borrower shall establish any depository or other bank account of any with any financial institution (other than the accounts set forth on EXHIBIT 7(Q) without Lender's prior written consent.

         8.       COLLATERAL ACCOUNTS.

                  (a) Each Borrower will irrevocably direct all present and future Account Debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the Collateral Account until such time as the Obligations are paid in full and this Agreement has been irrevocably termintaed. All of Borrowers' invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account of Borrowers or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Collateral Account and shall include the address for the Collateral Account. If, notwithstanding the instructions to Account Debtors to make payments to the Collateral Account, any Borrower receives any payments, such Borrower shall deposit such payments into the Collateral Account. Until so deposited, such Borrower shall hold all such payments in trust for and as the property of Lender and shall not commingle such payments with any of its other funds or property. Commencing one hundred and twenty (120) days after the Closing Date, to the extent any Account Debtor does not make a payment directly to the Collateral Account, Borrowers shall pay Lender a fee equal to five percent (5%) of the amount of such payment not so remitted to the Collateral Account with a minimum fee of $25 per payment.

                  (b) All deposits in the Collateral Account shall constitute Proceeds. The proceeds shall be applied to the Loans at such times as set forth in Paragraph 9(b) hereof, Lender from time to time at may apply deposited funds in the Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to Lender. In the absence of an Event of Default, payments shall be applied to amounts then due and payable in the following order: (1) to fees and expenses reimbursable hereunder; (2) to interest on the Loans; (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in
Section 19, ratably to the aggregate, combined principal balance of the Loans and outstanding Letter of Credit Obligations; and (4) to all other Obligations.

                  (c) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, Borrowers will immediately pay Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to Borrowers' commercial account or other account at such bank. Borrowers shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by Borrower.

                  (d) All amounts in the Collateral Account in excess of the then existing Obligations shall be remitted to Borrowers within three (3) Business Days of such amounts becoming good funds.

         9.       COLLECTION AND MAINTENANCE OF COLLATERAL.

                  (a) Lender may at any time verify any Borrower's Accounts utilizing an audit control company or any other agent of Lender. Upon the occurrence of a Default or an Event of Default or if Lender deems itself insecure or shall fear the diminution in the value of the Collateral, Lender or Lender's designee may notify Account Debtors of Lender's security interest in Accounts, collect them directly and charge the collection costs and expenses to Borrowers' account, but, unless and until Lender does so or gives Borrowers other instructions, Borrowers shall collect all Accounts for Lender, receive all payments thereon for Lender's benefit in trust as Lender's trustee and immediately deliver them to Lender in their original form with all necessary endorsements or, as directed by Lender, deposit such payments as directed by Lender pursuant to Section 8.

                  (b) For purposes of determining the balance of the Loans outstanding, Lender will credit (conditional upon final collection) all such payments to Borrowers' account upon receipt by Lender of good funds in dollars of the United States of America in Lender's account, provided, however, for purposes of computing interest on the Obligations, Lender will credit

(conditional upon final collection) all such payments to Borrowers' account in the case of payment in the form of federal funds or other immediately available funds two (2) Business Days after receipt by Lender of such funds in dollars of the United States of America in Lender's account and in the case of payments in any other form five (5) Business Days after receipt by Lender of good funds in dollars of the United States of America in Lender's account. Any amount received by Lender after 11:00 a.m. (New York time) on any Business Day shall be deemed received on the next Business Day.

         10. INSPECTIONS. At all times during normal business hours, Lender shall have the right to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of Borrowers' properties and the Collateral, (b) inspect, audit and copy (or take originals if necessary) and make extracts from Borrowers' Books and Records, including management letters prepared by independent accountants, and (c) discuss with Borrowers' principal officers, and independent accountants, Borrowers' business, assets, liabilities, financial condition, results of operations and business prospects. Borrowers will deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for Borrowers. If any internally prepared financial information, including that required under this paragraph is not substantially in accordance with GAAP, subject to year end adjustments, Lender may request that the Accountant's review the same.

         11. FINANCIAL REPORTING. Borrowers will deliver, or cause to be delivered, to Lender each of the following, which shall be in form and detail reasonably acceptable to Lender:

                  (a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Borrowers, Borrowers on a consolidated basis audited financial statements with the unqualified opinion of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Lender (the "ACCOUNTANTS"), which annual financial statements shall include each Borrower's balance sheet as at the end of such fiscal year and the related statements of Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by the Accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default; and (iii) a certificate of Borrowing Agent's President or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) As soon as available and in any event within forty-five
(45) days after the end of each quarter, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of Borrowers on a consolidated basis as at the end of and for such quarter and for the year to date period then ended, prepared, if Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of Borrowing Agent's President or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and
(ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

                  (c) Within ten (10) days after the end of each month commencing with the month of May, 2003 or more frequently if Lender so requests, agings of each Borrower's Accounts and its accounts payable, and a calculation of each Borrower's Accounts and Eligible Accounts, as at the end of such month or shorter time period;

                  (d) At least thirty (30) days before the beginning of each fiscal year of Borrowers, the Projections, each in reasonable detail, representing Borrowers' good faith Projections and certified by Borrowing Agent's President or Chief Financial Officer as being the most accurate Projections available and identical to the Projections used by Borrowers for internal planning purposes, together with such supporting schedules and information as Lender may in its discretion require;

                  (e) Together with each request for a Loan (but in no event later than the first day of each week) and at such intervals as Lender may reasonably request a Borrowing Base Certificate in the form of EXHIBIT A as of the last day of the previous Borrowing Base Certificate detailing ineligible Accounts of adjustment to the Formula Amount, certified as true and correct by the President or Chief Financial Officer of Borrowing Agent;

                  (f) Together with each request for a Loan (but in no event later than the first day of each week) and at such other intervals as Lender may require: (i) copies of all entries to the sales journal and the cash receipt journal; (ii) copies of all credit memos; and (iii) copies of all invoices in excess of five thousand dollars ($5,000), together with proof of delivery, in each case as and for the immediately preceding week;

                  (g) Promptly following Lender's request, receivable schedules, copies of invoices to Account Debtors, shipping documents, delivery receipts and such other material, reports, records or information as Lender may request;

                  (h) Promptly upon their distribution, copies of all financial statements, reports and proxy statements which any Borrower shall have sent to its stockholders, promptly after the sending or filing thereof, copies of all regular and periodic reports which Borrowers shall file with the Securities and Exchange Commission or any national securities exchange; and

                  (i) Borrowers will cause each Guarantor to comply with the financial reporting requirements set forth in their respective Guaranties.

         12. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of a request for a Revolving Credit Advance and made as of the time of each Revolving Credit Advance made hereunder), and covenants as follows:

                  (a) Each Borrower is a corporation or limited liability company, as applicable, duly organized and validly existing under the laws of the jurisdiction of its incorporation, organization or formation and duly qualified and in good standing in every other state or jurisdiction in which the nature of such Borrower's business requires such qualification except where the failure to qualify could not reasonably be expected to have a Material Adverse Effect.

                  (b) The execution, delivery and performance of this Agreement and the Ancillary Agreements (i) have been duly authorized, (ii) are not in contravention of such Borrower's certificate of incorporation or formation, by-laws, operating agreement or of any material indenture, agreement or undertaking to which such Borrower is a party or by which Borrower is bound and
(iii) are within such Borrower's corporate powers.

                  (c) This Agreement and the Ancillary Agreements executed and delivered by each Borrower are such Borrower's legal, valid and binding obligations, enforceable in accordance with their terms.

                  (d) EXHIBIT 12(d) sets forth each Borrower's name as it appears in official filing in the state of its incorporation or organization, the type of entity of such Borrower, the organizational identification number issued by such Borrower's state of incorporation or organization or a statement that no such number has been issued, such Borrower's state of organization or incorporation, and the location of such Borrower's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and, except as set forth in such EXHIBIT 12(d), such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in EXHIBIT 12(D), no Borrower has been known as or conducted business in any other name (including trade names). Each Borrower has only one state of incorporation or organization.

                  (e) No Borrower will change (i) its name as it appears in the official filings in the state of its incorporation or formation, (ii) the type of legal entity it is, (iii) its organization identification number, if any, issued by its state of incorporation or organization, (iv) its state of incorporation or organization or (v) amend its certificate of incorporation, by-laws, certificate of formation, operating agreement or other organizational document; provided, however that any Borrower may do any of the foregoing so long as it gives Lender at least fifteen (15) days prior written notice and none of the foregoing changes will have any effect on the priority of Liens in favor of Lender, the value of the assets in which Lender has a Lien or the enforceability of this Agreement.

                  (f) (i) Borrowers have delivered to Lender all environmental assessments, audits, reports, permits, licenses and other material documents describing or relating in any way to Borrowers' business or its property.

                           (ii) The operation of each Borrower's business is and
will continue to be in compliance in all material respects with all applicable federal, state and local laws, rules and ordinances, including to all laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health safety and environmental matters. Borrowers will establish and maintain a system to assure and monitor continued compliance with all applicable environmental laws, which system shall include periodic reviews of such compliance.

                           (iv) In the event any Borrower obtains, gives or
receives notice of any release or threat of release of a reportable quantity of any hazardous substances on its property (any such event being hereinafter referred to as a "HAZARDOUS DISCHARGE") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions on its property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of any environmental laws affecting its property or any Borrower's interest therein (any of the foregoing is referred to herein as an "ENVIRONMENTAL COMPLAINT") from any Person or entity, including any Governmental Authority responsible in whole or in part for environmental matters in the state in which such property is located or the United States Environmental Protection Agency, then such Borrower shall, within seven (7) days, give written notice of same to Lender detailing facts and circumstances of which such Borrowers is aware giving rise to the Hazardous Discharge or Environmental Complaint and periodically inform Lender of the status of the matter. Such information is to be provided to allow Lender to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon Lender with respect thereto.

                           (v) Each Borrower shall respond promptly to any
Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any Lien. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any environmental laws, Lender may, but without the obligation to do so, for the sole purpose of protecting Lender's interest in Collateral: (A) give such notices or (B) enter onto such Borrower's property (or authorize third parties to enter onto such property) and take such actions as Lender (or such third parties as directed by Lender) deems reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving Credit Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and Borrower.

                           (vi) Each Borrower shall defend and indemnify Lender
and hold Lender harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Lender under or on account of any environmental laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any hazardous substances affecting Borrower's property, whether or not the same originates or emerges from such Borrower's property or any contiguous real estate, including any loss of value of the Collateral as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Lender. Borrowers' obligations under this
Section 12(f) shall arise upon the discovery of the presence of any hazardous substances on any Borrower's property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any hazardous substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement;

                           (vii) For purposes of Section 12(f), all references
to any Borrower's property shall be deemed to include all of such

                  (g) Borrower's right, title and interest in and to all owned and/or leased premises. Based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder:
(i) no Borrower has engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, as amended; (ii) each Borrower has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) no Borrower has knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) no Borrower has fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than Borrowers' employees; and (v) no Borrower has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

                  (h) Each Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which such Borrower is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities.

                  (i) There is no pending or threatened litigation, action or proceeding which involves the possibility of having a Material Adverse Effect.

                  (j) All balance sheets and income statements which have been delivered to Lender fairly and accurately present Borrowers' financial condition on a basis consistent with that of previous financial statements and there has been no material adverse change in Borrowers' financial condition as reflected in the most recent statements delivered to Lender since the date thereof and such statements do not fail to disclose any fact or facts which might have a Material Adverse Effect on Borrowers' financial condition.

                  (k) Each Borrower's possess or has the right to use all of the Intellectual Property necessary to conduct its business. There has been no assertion or claim of violation or infringement with respect to any Intellectual Property. EXHIBIT 12(K) sets forth all Intellectual Property of each Borrower.

                  (l) Each Borrower will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon such Borrower or any of the Collateral unless such amounts are being diligently contested in good faith by appropriate proceedings provided that (i) adequate reserves with respect thereto are maintained on the books of such Borrower in conformity with GAAP and (ii) the related Lien shall have no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has a Lien.

                  (m) Each Borrower will promptly inform Lender in writing of:
(i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any event which might singly or in the aggregate, have a Material Adverse Effect; (ii) any amendment of any Borrower's certificate of incorporation, by-laws, certification of formation, operating agreement or other organizational document; (iii) any change which has had or might have a Material Adverse Effect; (iv) any Event of Default or Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which any Borrower is a party or by which Borrower or any of any Borrower's properties may be bound which would have a Material Adverse Effect and (vii) any change in any Borrower's name or any other name used in its business.

                  (n) No Borrower will (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than Borrowers' indebtedness to Lender and as set forth on EXHIBIT 12(N)(I) attached hereto and made a part hereof and Purchase Money Indebtedness not to exceed $250,000 in the aggregate in any fiscal year; (ii) cancel any debt owing to it; provided, that (i) Daslic may cancel debt owing to it by Fastnet in connection with the repayment of amounts owed pursuant to the Revolving Promissory Note in the original principal amount of $40,000,000 made by Fastnet in favor of Daslic dated as of February 1, 2000 and (ii) Borrowers may cancel
(a) an aggregate amount of debt arising from unpaid Accounts other than Eligible Accounts equal to (x) $1,000,000 during the 2003 fiscal year and (y) $250,000 during any other fiscal year and (b) an aggregate amount of debt arising from items other than unpaid Accounts equal to $25,000 during any fiscal year, so long as Borrowers act in accordance with reasonably prudent business practices in canceling any debt; (iii) not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by Borrowers for deposit or collection or similar transactions in the ordinary course of business; (iv) directly or indirectly declare, pay or make any dividend or distribution on any class of its Stock or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Stock of Borrowers other than the redemption of Borrowing Agent's stock pursuant to the stock redemption plan set forth on EXHIBIT 12(n)(iv), provided that (i) no Default or Event of Default has occurred and is continuing or would arise after giving effect to such redemption and (ii) the aggregate amount of such redemptions does not exceed $100,000 in any fiscal year; (v) purchase or hold beneficially any Stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (a) loans to Borrowers' officers set forth on EXHIBIT 12(n)(iv) and (b) travel advances or loans to Borrowers' officers and employees not exceeding at any one time an aggregate of $10,000; (vi) create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in EXHIBIT 12(n)(vi); (vii) directly or indirectly, prepay any indebtedness (other than to Lender), or repurchase, redeem, retire or otherwise acquire any indebtedness; (viii) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or Stock of any Person or permit any other Person to consolidate with or merge with it; (ix) materially change the nature of the business in which it is presently engaged; (x) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Lender except as required by GAAP or in the tax reporting treatment or except as required by law; (xi) enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms; (xii) bill Accounts under any name except the present name of Borrowers; (xiii) directly or indirectly, redeem, redeem, repurchase, retire or otherwise acquire or make any payment or distribution with respect to the Subordinated Debt except to the extent permitted pursuant to the terms of any applicable Subordination Agreement; or
(xiv) change or modify the terms of any Subordinated Debt (or any indenture or agreement in connection therewith).

                  (o) All Projections of Borrowers' performance prepared by Borrowers or at Borrowers' direction and delivered to Lender will represent, at the time of delivery to Lender, Borrowers' best estimate of Borrowers' future financial performance and will be based upon assumptions which are reasonable in light of Borrowers' past performance and then current business conditions.

                  (p) None of the proceeds of the Loans hereunder will be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                  (q) Borrowers will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At each Borrowers' own cost and expense in amounts and with carriers reasonably acceptable to Lender, each Borrower shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including business interruption insurance;
(ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrowers insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of any Borrower either directly or through Governmental Authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; and (v) furnish Lender with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) endorsements to such policies naming Lender as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as loss payee, and (z) evidence that as to Lender the insurance coverage shall not be impaired or invalidated by any act or neglect of any Borrower and the insurer will provide Lender with at least thirty (30) days notice prior to cancellation. Each Borrower shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to lender and not to such Borrower and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Lender jointly, Lender may endorse such Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. During the occurrence and continuance of an Event of Default, Lender is hereby authorized to adjust and compromise claims. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine. Any surplus shall be paid by Lender to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Lender, on demand.

                  (r) Borrowers on a consolidated basis will not make capital expenditures in any fiscal year in an amount in excess of $100,000 other than capital expenditures made from the proceeds of Purchase Money Indebtedness permitted to be incurred pursuant to this Agreement.

         13. INTENTIONALLY OMITTED.

         14. FURTHER ASSURANCES. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrowers, Borrowers shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably request (a) to obtain the full benefits of this Agreement and the Ancillary Agreements, (b) to protect, preserve and maintain Lender's rights in the Collateral and under this Agreement or any Ancillary Agreement, or (c) to enable Lender to exercise all or any of the rights and powers herein granted or any Ancillary Agreement.

         15. POWER OF ATTORNEY. Each Borrower hereby appoints Lender or any other Person whom Lender may designate as such Borrower's attorney, with power to: (a) endorse such Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (b) sign such Borrower's name on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, schedules and assignments of Accounts, notices of assignment, financing statements and other public records, verifications of Accounts and notices to or from Account Debtors; (c) verify the validity, amount or any other matter relating to any Account by mail, telephone, telegraph or otherwise with Account Debtors; (d) execute customs declarations and such other documents as may be required to clear Inventory through Customs; (e) do all things necessary to carry out this Agreement, any Ancillary Agreement and all related documents; (f) create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed delivered or endorsed by such Borrower to cure or correct such Borrower's failure to perform or observe any of the covenants contained in this Agreement or any Ancillary Agreement (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to Account Debtors, lessors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and (g) on or after the occurrence and continuation of an Event of Default, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and to receive, open and dispose of all mail addressed to such Borrower. Each Borrower hereby ratifies and approves all acts of the attorney. Lender shall have no obligation to exercise the foregoing powers and neither Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as Lender has a security interest and until the Obligations have been fully satisfied. The amount of all monies expended and all costs and reasonable expenses (including attorneys' fees and legal expenses) incurred by Lender in connection with the exercise of any of the powers shall be charged to Borrowers' account as a Revolving Credit Advance and added to the Obligations.

         16. TERM OF AGREEMENT. Any obligation of Lender to make Loans and extend their financial accommodations under this Agreement or any Ancillary Agreement shall continue in full force and effect until the expiration of the Term; provided, however, Lender may terminate at any time upon sixty (60) days notice. The termination of the Agreement shall not affect any of Lender's rights hereunder or any Ancillary Agreement and the provisions hereof and thereof shall continue to be fully operative until all transactions entered into, rights or interests created and the Obligations have been disposed of, concluded or liquidated. The Termination Date shall be automatically extended for successive periods of two (2) years each unless Borrowing Agent shall have provided Lender with a written notice of termination, at least sixty (60) days prior to the expiration of the Termination Date or any renewal of the Termination Date. Upon any extension of the Termination Date or any renewal of the Termination Date, Borrowers shall pay Lender an extension fee in an amount equal to the product of
(a) the Maximum Revolving Amount times (b) one percent (1.0%). Notwithstanding the foregoing, Borrowers may terminate this Agreement at any time after thirty
(30) days notice and Lender shall release its security interests upon payment to it of all Obligations if Borrowers shall have (a) provided Lender with an executed release of any and all claims which any Borrower may have or thereafter have under this Agreement and/or any Ancillary Agreement and (b) paid to Lender an early payment fee in an amount equal to the product of (i) the Applicable Percentage times (ii) the Maximum Revolving Amount; such fee being intended to compensate Lender for its costs and expenses incurred in initially approving this Agreement or extending same. Such early payment fee shall also be due and payable by Borrowers to Lender upon termination of this Agreement by Lender after the occurrence of an Event of Default.

         17. TERMINATION OF LIEN. The Liens and rights granted to Lender hereunder and any Ancillary Agreements and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' account may from time to time be temporarily in a zero or credit position, until
(a) all of the Obligations of Borrowers have been paid or performed in full after the termination of this Agreement or Borrowers have furnished Lender with an indemnification satisfactory to Lender with respect thereto and (b) each

Borrower has an executed release of any and all claims which any Borrower may have or thereafter have under this Agreement or any other Ancillary Agreement. Accordingly, Borrowers waive any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrowers, or to file them with any filing office, unless and until this Agreement and the Ancillary Agreements shall have been terminated in accordance with their terms and all Obligations paid in full in immediately available funds.

         18. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default:

                  (a) failure to make payment of any of the Obligations when required hereunder;

                  (b) failure to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on Borrowers' books;

                  (c)(i) failure to perform under and/or committing any breach of paragraphs 3, 7, 9, 11, 12(d), 12(e), 12(h), 12(m), 12(n), 12(o), 12(p),
12(q) and 12(r) of this Agreement or (ii) failure to perform under and/or committing any breach of this Agreement or any Ancillary Agreement or any other agreement between any Borrower and Lender (other than those set forth in clause
(i) immediately above or otherwise covered by another clause of this paragraph
18) and such breach is not remediable, if remediable, continues unremedied for a period of five (5) Business Days after the date on which Lender shall have notified Borrowing Agent of such breach;

                  (d) the occurrence of a default under any agreement to which any Borrower is a party with third parties which has a Material Adverse Effect;

                  (e) any representation, warranty or statement made by any Borrower hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should at any time be false or misleading in any material respect;

                  (f) if any Guarantor or Validity Guarantor attempts to terminate, challenges the validity of, or its liability under any Guaranty Agreement, any Guarantor Security Agreement or any Validity Agreement or if any individual Guarantor or Validity Guarantor shall die and Borrower shall fail to provide Lender with a replacement Guarantor acceptable to Lender within thirty
(30) days of such occurrence or if any other Guarantor shall cease to exist;

                  (g) should any Guarantor default in its obligations under any Guaranty Agreement, any Guarantor Security Agreement or any Validity Guarantor or if any proceeding shall be brought to challenge the validity, binding effect of any Guaranty Agreement, or any Guarantor Security Agreement or any Validity Guaranty, or should any Guarantor or Validity Guarantor breach any representation, warranty or covenant contained in any Guaranty Agreement, any Validity Agreement or any Guarantor Security Agreement or should any Guaranty Agreement or Guarantor Security Agreement cease to be a valid, binding and enforceable obligation;

                  (h) an attachment or levy is made upon any Borrower's assets having an aggregate value in excess of $1,000, or a judgment is rendered against any Borrower or any Borrower's property involving a liability of more than $1,000, which shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

                  (i) any change in a Borrower's condition or affairs (financial or otherwise) which in Lender's commercially reasonable opinion impairs the Collateral or the ability of Borrower to perform its Obligations;

                  (j) any Lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

                  (k) if any Borrower shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesce to, or fail to have dismissed or stayed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

                  (l) any Borrower shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

                  (m) any Affiliate or any Subsidiary or any Guarantor shall (i) apply for, consent to or suffer to exist the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed or stayed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws or (viii) take any action for the purpose of effecting any of the foregoing;

                  (n) any Borrower directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of any Borrower or any interest therein, except as permitted herein;

                  (o) any Borrower ceases to operate in the ordinary course of business;

                  (p) Lender shall in good faith deem itself insecure or unsafe or shall fear diminution in value, removal or waste of the Collateral;

                  (q) a default by any Borrower in the payment, when due, of any principal of or interest on any indebtedness for money borrowed which is not cured or waived within any applicable grace period;

                  (r) the occurrence of a Change of Control or a change in senior management of any Borrower;

                  (s) the indictment or threatened indictment of any Borrower, any officer of any Borrower or any Guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against any Borrower, any officer of any Borrower or any Guarantor pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of any Borrower or any Guarantor; or

                  (t) Any Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or Intercreditor Agreement or make any payment on the Subordinated Debt that any Person was not entitled to receive under the provisions of the applicable Subordination Agreement or Intercreditor Agreement.

         19. REMEDIES. Upon the occurrence of an Event of Default pursuant to
Section 18(k) herein, all Obligations shall be immediately due and payable and this Agreement shall be deemed terminated; upon the occurrence and continuation of any other of the Events of Default, Lender shall have the right to demand repayment in full of all Obligations, whether or not otherwise due. Until all Obligations have been fully satisfied, Lender shall retain its Lien in all Collateral. Lender shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the UCC, and under other applicable law, all other legal and equitable rights to which Lender may be entitled, including the right to take immediate possession of the Collateral, to require Borrowers to assemble the Collateral, at Borrowers' expense, and to make it available to Lender at a place designated by Lender which is reasonably convenient to both parties and to enter any of the premises of any Borrower or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of such Borrower, such Borrower agrees not to charge Lender for storage thereof), and the right to apply for the appointment of a receiver for any Borrower's property. Further, Lender may, at any time or times after default by any Borrower, sell and deliver all Collateral held by or for Lender at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Lender, in Lender's sole discretion, deems advisable or Lender may otherwise recover upon the Collateral in any commercially reasonable manner as Lender, in its sole discretion, deems advisable. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrowing Agent at Borrowing Agent's address as shown in Lender's records, at least ten (10) days before the time of the event of which notice is being given. Lender may be the purchaser at any sale, if it is public. In connection with the exercise of the foregoing remedies, Lender is granted permission to use all of Borrowers' trademarks, tradenames, tradestyles, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable law and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid or enforceable in wole or part, or not entitled to be recorded, registered or filed under applicable law. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Lender elects) of all Obligations (including the cash collateralization of any Letter of Credit Obligations). After the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Section 9-608(a)(1) of the UCC (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Borrowing Agent or its representatives or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Borrowers shall remain liable to Lender for any deficiency. In addition to all other sums due to Lender, Borrowers shall pay Lender, for costs and expenses incurred by Lender for internal collection efforts of Lender to obtain or enforce payment of Accounts following the occurrence of an Event of Default or at the request of any Borrower, an amount equal to fifteen percent (15%) of all amounts collected by Lender. So long as immediate action is not required by Lender in order to preserve the value of the Collateral, the priority of Lender's Liens or Lender's ability to enforce the terms of this Agreement, Lender shall endeavor in good faith to provide Borrowing Agent prior notice of Lender's intent to exercise of any of the foregoing rights and remedies, provided, however any failure by Lender to deliver such notice shall not affect or impair in any manner whatsoever any such exercise of remedies by Lender.

         20. WAIVERS. To the full extent permitted by applicable law and except as otherwise provided in this Agreement, each Borrower waives (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of this Agreement and the Ancillary Agreements or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which any Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c the benefit of all valuation, appraisal and exemption laws. Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the Ancillary Agreements and the transactions evidenced hereby and thereby.

         21. EXPENSES. Each Borrower shall pay all of Lender's out-of-pocket costs and expenses, including reasonable fees and disbursements of counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. Each Borrower shall also pay all of Lender's fees, charges, out-of-pocket costs and expenses, including reasonable fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) Lender's obtaining performance of the Obligations under this Agreement and any Ancillary Agreement, including, but not limited to, the enforcement or defense of Lender's security interests, assignments of rights and Liens hereunder as valid perfected security interests,
(c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re-appraisals of any property (real or personal) pledged to Lender by any Borrower as Collateral for, or any other Person as security for, any Borrowers' Obligations hereunder and
(e) any consultations in connection with any of the foregoing. Borrowers shall also pay Lender's customary bank charges for all bank services (including wire transfers) performed or caused to be performed by Lender for Borrowers at any Borrower's request or in connection with Borrowers' loan account with Lender. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Borrowers to Lender shall be payable on demand and shall be secured by the Collateral. If any tax by any Governmental Authority is or may be imposed on or as a result of any transaction between any Borrower and Lender which Lender is or may be required to withhold or pay (other than income taxes of Lender), each Borrower agrees to indemnify and hold Lender harmless in respect of such taxes, and Borrowers will repay to Lender the amount of any such taxes which shall be charged to Borrowers' account; and until Borrowers shall furnish Lender with indemnity therefor (or supply Lender with evidence satisfactory to it that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrowers' credit and Lender shall retain its Liens in any and all Collateral.

         22. ASSIGNMENT BY LENDER. Lender may assign any or all of the Obligations together with any or all of the security therefor and any transferee shall succeed to all of Lender's rights with respect thereto. Upon such transfer, Lender shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee. Lender may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Lender and such holder, be entitled to the same benefits as Lender with respect to any security for the Obligations in which such holder is a participant. Each Borrower agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though Borrowers were directly indebted to such holder in the amount of such participation.

         23. NO WAIVER; CUMULATIVE REMEDIES. Failure by Lender to exercise any right, remedy or option under this Agreement, any Ancillary Agreement or any supplement hereto or thereto or any other agreement between any Borrower and Lender or delay by Lender in exercising the same, will not operate as a waiver; no waiver by Lender will be effective unless it is in writing and then only to the extent specifically stated. Lender's rights and remedies under this Agreement and the Ancillary Agreements will be cumulative and not exclusive of any other right or remedy which Lender may have.

         24. APPLICATION OF PAYMENTS. Each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from or on any Borrowers' behalf and each Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against Borrowers' Obligations hereunder in such manner as Lender may deem advisable notwithstanding any entry by Lender upon any of Lender's books and records.

         25. INDEMNITY. Each Borrower agrees to indemnify and hold Lender and its affiliates, and their respective employees, attorneys and agents (each, an "INDEMNIFIED PERSON"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement or any of the Ancillary Agreements or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement, the Ancillary Agreements or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO BORROWER OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

         26. REVIVAL. Each Borrower further agrees that to the extent any Borrower makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         27. NOTICES. Any notice or request hereunder may be given to Borrowing Agent on behalf of Borrowers or Lender at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

                  Notices shall be provided as follows:

                  If to Lender:             Equinox Business Credit Corp.
                                            120 Wood Avenue South, Suite 515
                                            Iselin, New Jersey 08830
                                            Attention:  Allen H. Vogel
                                            Telephone:  (732) 635-9800
                                            Telecopier:  (732) 635-1111

                  with a copy to:           Loeb & Loeb LLP
                                            345 Park Avenue
                                            New York, New York  10154
                                            Attention:  Miriam L. Cohen, Esq.
                                            Telephone:  (212) 407-4000
                                            Telecopier: (212) 407-4990

                  If to
                  Borrowing Agent:          Fastnet Corporation
                                            Two Courtney Place, Suite 130
                                            3864 Courtney Street
                                            Bethlehem, Pennsylvania  18017
                                            Attention:
                                            Telephone:
                                            Telecopier:

                  With a copy to:           Morgan Lewis
                                            1701 Market Street
                                            Philadelphia, PA 19103
                                            Attention: Andrew Hamilton, Esq.
                                            Telephone:  (215) 963-5000
                                            Telecopier:  (215) 963-5001

         28. GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

                  (b) EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW JERSEY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT LENDER AND EACH BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW JERSEY; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK

OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWING AGENT AT THE ADDRESS SET FORTH IN SECTION 27 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWING AGENT'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                  (c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER AND ANY BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

         29. BORROWING AGENCY PROVISIONS.

                  (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Lender to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

                  (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Lender shall not incur liability to Borrowers as a result thereof. To induce Lender to do so and in consideration thereof, each Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Lender on any request or instruction from Borrowing Agent or any other action taken by Lender with respect to this paragraph 29.

                  (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Lender to any Borrower, failure of Lender to give any Borrower notice of borrowing or any other notice, any failure of Lender to pursue to preserve its rights against any Borrower, the release by Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

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

         30. LIMITATION OF LIABILITY. Each Borrower acknowledges and understands that in order to assure repayment of the Obligations hereunder Lender may be required to exercise any and all of Lender's rights and remedies hereunder and agrees that neither Lender nor any of Lender's agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith, gross negligence or willful misconduct.

         31. ENTIRE UNDERSTANDING. This Agreement and the Ancillary Agreements contain the entire understanding between Borrowers and Lender and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by Borrowers' and Lender's respective officers. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

         32. SEVERABILITY. Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

         33. CAPTIONS. All captions are and shall be without substantive meaning or content of any kind whatsoever.

         34. COUNTERPARTS; TELECOPIER SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party via telecopier transmission shall be deemed to be any original signature hereto.

         35. CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         36. PUBLICITY. Subject to Borrowing Agent's written consent and compliance with applicable securities laws, Borrowers hereby authorize Lender to make appropriate announcements of the financial arrangement entered into by and between Borrowers and Lender, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender shall in its sole and absolute discretion deem appropriate.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                              FASTNET CORPORATION

                              By:/S/ WARD SCHULTZ
                                 -------------------
                                 Name: Ward Schultz
                                 Title: Chief Financial Officer

                              NETAXS CORP.

                              By:/S/ WARD SCHULTZ
                                 -------------------
                                 Name: Ward Schultz
                                 Title: Treasurer

                              NETREACH, INC.

                              By:/S/ WARD SCHULTZ
                                 -------------------
                                 Name: Ward Schultz
                                 Title: Treasurer

                              DASLIC HOLDINGS COMPANY

                              By:/S/ WARD SCHULTZ
                                 -------------------
                                 Name: Ward Schultz
                                 Title: Treasurer

                              SUPERNET INC.

                              By:/S/ WARD SCHULTZ
                                 -------------------
                                 Name: Ward Schultz
                                 Title: Treasurer

                             FASTNET ACQUISITION CORP.

                              By:/S/ WARD SCHULTZ
                                 -------------------
                                 Name: Ward Schultz
                                 Title: Treasurer

                              FASTNET ACQUISITION, INC.

                              By:/S/ WARD SCHULTZ
                                 -------------------
                                 Name: Ward Schultz
                                 Title: Treasurer

                          EQUINOX BUSINESS CREDIT CORP.

                          By:/S/ ALLEN H. VOGEL
                             -------------------------
                               Name: Allen H. Vogel
                               Title: President